Exhibit 10.9

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”) is made as of the ____ of January, 2014 by and between BioPharmX Inc., a Delaware corporation (the “Company”), and Mr. Leon Frenkel (the “Subscriber”). Each of the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement and the Note as defined below.

RECITALS:

WHEREAS, the Subscriber purchased from the Company 6% Secured Convertible Promissory Note with a term of twelve (12) months in the principal amount of $500,000 (the “Note”) pursuant to that certain Securities Purchase Agreement dated as of January __, 2014 by and between the Company and the Subscriber (the “Securities Purchase Agreement”);

WHEREAS, the parties hereto desire to amend the Securities Purchase Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.         Amendment of the Securities Purchase Agreement. The parties hereby agree that the entire outstanding principal amount of, and interest accrued but unpaid, on the Note will automatically be converted into the Pubco’s common stock (the “Conversion Securities”), at a conversion price equal to 80% of the PIPE Offering Price (the “Conversion Price”) at the closing of the Merger.

Section 2.         Amendment of the Notes. Section 1.02(a) of the Notes shall be amended in its entirety to read as follows:

“Section 1.02 Mandatory Conversion.  (a) Upon the closing of the Merger and the Minimum PIPE, all of the outstanding principal amount of, and accrued but unpaid interest on, this Note shall automatically, without the necessity of any action by the Holder or the Company, be converted into Conversion Securities at the Conversion Price, subject to adjustments provided herein.”

Section 3.         Miscellaneous.

(a)          Expenses.  Each party shall bear its own costs and expenses, including legal fees, incurred or sustained in connection with the preparation of this Agreement and related matters.

(b)         Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Subscriber.

(c)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Securities Purchase Agreement.

(d)          Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties

(e)           Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile osr “.pdf” signature page were an original thereof.

(f)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Securities Purchase Agreement.

(g)          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)          Headings.  The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(i)           Except as specifically contemplated by this Agreement, the Securities Purchase Agreement shall remain in full force and effect, unaffected by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

BIOPHARMX INC.

By:
Name:	James Pekarsky
Title:	CEO

Leon Frenkel